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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-132016, 333-99481, 333-99353, 333-105336, 333-86164 and 333-77573 on Form
S-8, Registration Statement Number 333-87999 on Form S-3 and Post Effective Amendment No. 1 to Registration Statement 333-88632 on Form S-3 to Form S-4 of TD AMERITRADE Holding Corporation and subsidiaries (formerly Ameritrade Holding Corporation) of our report dated December 13, 2005 relating to the consolidated financial statements for the fiscal year ended September 30, 2005 appearing in this Annual Report on Form 10-K of TD AMERITRADE Holding Corporation and subsidiaries for the year ended September 30, 2007.


                                                     /s/ DELOITTE & TOUCHE LLP


Omaha, Nebraska
November 23, 2007